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                                                                  EXHIBIT 3(i).2



                                    RESTATED
                          CERTIFICATE OF INCORPORATION

                      OF VINA TECHNOLOGIES (DELAWARE), INC.


               VINA Technologies (Delaware), Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

               FIRST: The name of the corporation is VINA Technologies (Delaware), Inc.

               SECOND: The original Certificate of Incorporation of the corporation was filed with the Secretary of State of Delaware on April 17, 2000.

               THIRD: Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates, integrates and further amends the provisions of the Certificate of Incorporation of the corporation.

               FOURTH: The Certificate of Incorporation of the corporation shall be amended and restated to read in full as follows:

                                    ARTICLE I

               The name of the corporation is VINA Technologies (Delaware), Inc.

                                   ARTICLE II

               The address of the registered office of the corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Services Company.

                                   ARTICLE III

               The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE I V

               A. Classes of Stock. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is Sixty-Eight Million Five Hundred Thousand (68,500,000) shares. Fifty Million (50,000,000) shares shall be Common Stock and Eighteen Million Five Hundred Thousand (18,500,000) shares shall be Preferred Stock. Both the Preferred Stock and the Common Stock shall have a par value of $0.0001 per share.

               B. Rights, Preferences and Restrictions of Preferred Stock. The Preferred Stock authorized by this Restated Certificate of Incorporation (the "Certificate of Incorporation")

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may be issued from time to time in one or more series. The rights, preferences, privileges, and restrictions granted to and imposed on the Series A Preferred Stock, which series shall consist of Seven Million Five Hundred Thousand (7,500,000) shares, the Series B Preferred Stock, which series shall consist of Three Million (3,000,000) shares, the Series C Preferred Stock, which series shall consist of Three Million Two Hundred Thousand (3,200,000) shares, the Series D Preferred Stock, which series shall consist of One Million Two Hundred Thousand (1,200,000) shares and the Series E Preferred Stock, which series shall consist of Three Million Six Hundred Thousand (3,600,000) shares are as set forth below in this Article IV(B). The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon additional series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. Subject to compliance with applicable protective voting rights which have been or may be granted to the Preferred Stock or series thereof in Certificates of Determination or the corporation's Certificate of Incorporation ("Protective Provisions"), but notwithstanding any other rights of the Preferred Stock or any series thereof, the rights, privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred or Common Stock. Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series (other than the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock), prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                      1. Dividend Provisions. Subject to the rights of series of Preferred Stock which may from time to time come into existence, the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Common Stock of this corporation, at the rate of eight percent (8%) of the Original Issue Price (as defined herein) for each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock per annum or, if greater (as determined on a per annum basis and an as converted basis for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock), an amount equal to that paid on any other outstanding shares of this corporation, payable quarterly when, as and if declared by the Board of Directors. Such dividends shall not be cumulative.

                      2. Liquidation Preference.

                             (a) In the event of any liquidation, dissolution or
winding up of this corporation, either voluntary or involuntary, subject to the rights of series of Preferred Stock



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that may from time to time come into existence, the holders of Series A
Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock by reason of their ownership thereof, (A) in the case of the Series A Preferred Stock, an amount per share equal to the sum of
(i) $.10 for each outstanding share of Series A Preferred Stock (the "Original Series A Issue Price") (as adjusted to reflect subsequent stock dividends, stock splits or recapitalizations with respect to such share) and (ii) an amount equal to declared but unpaid dividends on such share; (B) in the case of the Series B Preferred Stock, an amount per share equal to the sum of (i) $2.50 for each outstanding share of Series B Preferred Stock (the "Original Series B Issue Price") (as adjusted to reflect subsequent stock dividends, stock splits or recapitalizations with respect to such share) and (ii) an amount equal to declared but unpaid dividends on such share; (C) in the case of the Series C Preferred Stock, an amount per share equal to the sum of (i) $4.00 for each outstanding share of Series C Preferred Stock (the "Original Series C Issue Price") (as adjusted to reflect subsequent stock dividends, stock splits or recapitalizations with respect to such share) and (ii) an amount equal to declared but unpaid dividends on such share; (D) in the case of the Series D Preferred Stock, an amount per share equal to the sum of (i) $6.00 for each outstanding share of Series D Preferred Stock (the "Original Series D Issue Price") (as adjusted to reflect subsequent stock dividends, stock splits or recapitalizations with respect to such share) and (ii) an amount equal to declared but unpaid dividends on such share and (E) in the case of the Series E Preferred Stock, an amount per share equal to the sum of (i) $7.00 for each outstanding share of Series E Preferred Stock (the "Original Series E Issue Price") (as adjusted to reflect subsequent stock dividends, stock splits or recapitalizations with respect to such share) and (ii) an amount equal to declared but unpaid dividends on such share. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of series of Preferred Stock that may from time to time come into existence, the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

                             (b) After the distributions described in subsection
(a) above have been paid, subject to the rights of series of Preferred Stock which may from time to time come into existence, the remaining assets of the corporation available for distribution to stockholders shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock held by each.

                             (c) (i) For purposes of this Section 2, a
liquidation, dissolution or winding up of this corporation shall be deemed to be occasioned by, or to include, (A) the acquisition of the corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but, excluding any merger effected exclusively for the purpose of changing the domicile of the corporation); or (B) a sale of all or substantially all of the assets of the corporation; unless the corporation's stockholders of record as constituted immediately prior to such acquisition or sale



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will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the corporation's acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity.

                                    (ii) In any of such events, if the
consideration received by the corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

                                            (A) Securities not subject to
investment letter or other similar restrictions on free marketability covered by
(B) below:

                                                   (1) If traded on a securities
exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty-day period ending three (3) days prior to the closing;

                                                   (2) If actively traded
over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty-day period ending three
(3) days prior to the closing; and

                                                   (3) If there is no active
public market, the value shall be the fair market value thereof, as mutually determined by the corporation and the holders of at least a majority of the voting power of all then outstanding shares of Preferred Stock.

                                            (B) The method of valuation of
securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by the corporation and the holders of at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

                                    (iii) In the event the requirements of this
subsection 2(c) are not complied with, this corporation shall forthwith either:

                                            (A) cause such closing to be
postponed until such time as the requirements of this Section 2 have been complied with; or

                                            (B) cancel such transaction, in
which event the rights, preferences and privileges of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 2(c)(iv) hereof.

                                    (iv) The corporation shall give each holder
of record of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock written notice of such impending transaction not later than



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twenty (20) days prior to the stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and the corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the corporation has given the first notice provided for herein or sooner than ten (10) days after the corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

                      3. Redemption. The Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock are not redeemable.

                      4. Conversion. The holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                             (a) Right to Convert. Each share of Series A
Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series A Issue Price, Series B Issue Price, Series C Issue Price, Series D Issue Price or Series E Preferred Stock, as applicable, by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share for shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be the Original Series A Issue Price, the Original Series B Issue Price, the Original Series C Issue Price, the Original Series D Issue Price or the Original Series E Issue Price, respectively; provided, however, that the Conversion Price for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be subject to adjustment as set forth in subsection 4(d).

                             (b) Automatic Conversion. Each share of Series A
Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such series of Preferred Stock immediately upon the earlier of (ii) except as provided below in subsection 4(c), the corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, the public offering price of which was not less than $7.00 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalization) and $7,500,000 in the aggregate or (iii) the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series A Preferred Stock, Series B



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Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E
Preferred Stock (voting together as a single class and not as a separate series, and on an as-converted basis).

                             (c) Mechanics of Conversion. Before any holder of
Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, and shall give written notice to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, the conversion may, at the option of any holder tendering Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock shall not be deemed to have converted such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock until immediately prior to the closing of such sale of securities.

                             (d) Conversion Price Adjustments of Preferred Stock
for Certain Dilutive Issuances, Splits and Combinations. The Conversion Price of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be subject to adjustment from time to time as follows:

                                    (i) (A) If the corporation shall issue,
after the date upon which any shares of Series E Preferred Stock were first issued (the "Purchase Date"), any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price equal to the quotient obtained by dividing the total computed under clause
(x) below by the total computed under clause (y) below as follows:



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                             (x)    an amount equal to the sum of

                                                   (1) the aggregate purchase
price of the shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock sold pursuant to the agreement pursuant to which shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock are first issued (for each such series, the "Stock Purchase Agreement"), plus

                                                   (2) the aggregate
consideration, if any, received by the corporation for all Additional Stock issued on or after the Purchase Date;

                             (y)    an amount equal to the sum of

                                                   (1) the aggregate purchase
price of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock sold pursuant to the respective Stock Purchase Agreement for such series divided by the Conversion Price for such shares in effect at the Purchase Date, plus

                                                   (2) the number of shares of
Additional Stock issued since the Purchase Date.

                                            (B) No adjustment of the Conversion
Price for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to 3 years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of 3 years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections (E)(3) and (E)(4), no adjustment of such Conversion Price pursuant to this subsection 4(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                                            (C) In the case of the issuance of
Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                                            (D) In the case of the issuance of
the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                                            (E) In the case of the issuance
(whether before, on or after the Purchase Date) of options to purchase or rights to subscribe for Common Stock,



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securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 4(d)(i) and subsection 4(d)(ii):

                                                   (1) The aggregate maximum
number of shares of Common Stock deliverable upon exercise (to the extent then exercisable) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 4(d)(i)(C) and (d)(i)(D)), if any, received by the corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights for the Common Stock covered thereby.

                                                   (2) The aggregate maximum
number of shares of Common Stock deliverable upon conversion of or in exchange (to the extent then convertible or exchangeable) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 4(d)(i)(C) and (d)(i)(D)).

                                                   (3) In the event of any
change in the number of shares of Common Stock deliverable or in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and/or Series E Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                                                   (4) Upon the expiration of
any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and/or Series E Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.



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                                                   (5) The number of shares of
Common Stock deemed issued and the consideration deemed paid therefor pursuant to subsections 4(d)(i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 4(d)(i)(E)(3) or (4).

                                    (ii) "Additional Stock" shall mean any
shares of Common Stock issued (or deemed to have been issued pursuant to subsection 4(d)(i)(E)) by this corporation after the Purchase Date other than the following:

                                            (A) Common Stock issued pursuant to
a transaction described in subsection 4(d)(iii) hereof,

                                            (B) shares of Common Stock issuable
or issued to employees, consultants, directors or vendors (if in transactions with primarily non-financing purposes) of this corporation directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of this corporation.

                                    (iii) In the event the corporation should at
any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in subsection 4(d)(i)(E).

                                    (iv) If the number of shares of Common Stock
outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

                             (e) Other Distributions. In the event this
corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 4(d)(iii), then, in each such case for the purpose of this subsection 4(e),



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the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C
Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the corporation into which their shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such distribution.

                             (f) Recapitalizations. If at any time or from time
to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or Section 2) provision shall be made so that the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock the number of shares of stock or other securities or property of the corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

                             (g) No Impairment. This corporation will not, by
amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock against impairment.

                             (h) No Fractional Shares and Certificate as to
Adjustments.

                                    (i) No fractional shares shall be issued
upon the conversion of any share or shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                                    (ii) Upon the occurrence of each adjustment
or readjustment of the Conversion Price of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock pursuant to this Section 4, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (C) such adjustment and readjustment,
(D) the Conversion Price for such series of Preferred Stock at the time in effect, and (E) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock.

                             (i) Notices of Record Date. In the event of any
taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                             (j) Reservation of Stock Issuable Upon Conversion.
This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation.

                             (k) Notices. Any notice required by the provisions
of this Section 4 to be given to the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this corporation.

                      5. Voting Rights. The holder of each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the bylaws of this corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

                      6. Protective Provisions. Subject to the rights of series of Preferred Stock which may from time to time come into existence, so long as any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, or Series E Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, voting together as a single class on an as-converted basis with respect to subsections (a), (c) and (d) below and voting as separate series with respect to subsection (b) below in the event such series of Preferred Stock is adversely affected in a manner differently than other series:

                             (a) sell, convey, or otherwise dispose of or
encumber all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly owned subsidiary corporation) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the corporation is disposed of;

                             (b) alter or change the rights, preferences or
privileges of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, or Series E Preferred Stock so as to affect adversely the shares;

                             (c) authorize or issue, or obligate itself to
issue, any other equity security, including any other security convertible into or exercisable for any equity security having a preference over, or being on a parity with, the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, or Series E Preferred Stock with respect to voting, dividends or upon liquidation; or

                             (d) purchase or otherwise acquire (or pay into or
set aside for a sinking fund for such purpose) any share or shares of Preferred Stock or Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the corporation or any subsidiary pursuant to agreements under which the corporation has the option to repurchase such shares at cost or at cost upon the occurrence of certain events, such as the termination of employment.

                      7. Status of Converted Stock. In the event any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, or Series E Preferred Stock shall be converted pursuant to Section 4 hereof, the shares so converted shall be canceled and shall not be issuable by the corporation. The Certificate of Incorporation of this corporation shall be appropriately amended to effect the corresponding reduction in the corporation's authorized capital stock.

               C.     Common Stock.

                      1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

                      2. Liquidation Rights. Upon the liquidation, dissolution or winding up of the corporation, the assets of the corporation shall be distributed as provided in Section 2 of Division (B) of this Article IV hereof.

                      3. Redemption. The Common Stock is not redeemable.

                      4. Voting Rights. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of the corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                                    ARTICLE V

               In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:

               A. The Board of Directors is expressly authorized to adopt, amend or repeal the by-laws of the corporation, provided, however, that the by-laws may only be amended in accordance with the provisions thereof.

               B. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

               C. The books of the corporation may be kept at such place within or without the State of Delaware as the by-laws of the corporation may provide or as may be designated from time to time by the Board of Directors.

                                   ARTICLE VI

               A. Limitation on Liability. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the Delaware General Corporation Law; or (4) for any transaction from which the director derived an improper personal benefit.

               If the Delaware General Corporation Law hereafter is amended to further eliminate or limit the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law.

               B. Indemnification. Each person who is or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in the second paragraph hereof, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this section shall be a contract right and shall include the right to be paid by the corporation for any expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this section or otherwise. The corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

               If a claim under the first paragraph of this section is not paid in full by the corporation within thirty (30) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

               The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

               C. Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

               D. Repeal and Modification. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection of any director, officer, employee or agent of the corporation existing at the time of such repeal or modification. To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) agents of the Corporation (and any other persons to which Delaware law permits the Corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders, and others.

               E. Amendment or Repeal. The amendment or repeal of this Article VI shall require the approval of the holders of shares representing at least sixty-six and two-thirds percent (66-2/3%) of the shares of the corporation entitled to vote in the election of directors, voting as one class.

                                   ARTICLE VII

        Except as otherwise provided in this restated certificate of incorporation, the corporation reserves the right to amend or repeal any provision , rescind or amend in any respect any provision contained in this restated certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted subject to this reservation.

                                  *     *     *

               FIFTH: This Restated Certificate of Incorporation was duly adopted by the Board of Directors of the corporation.

               SIXTH: This Restated Certificate of Incorporation was duly adopted by the stockholders in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware. Written consent of the stockholders has been given with respect to this Restated Certificate of Incorporation in accordance with Section 228 of the General Corporation Law of the State of Delaware, and written notice has been given as provided in Section 228.

        IN WITNESS WHEREOF, VINA Technologies (Delaware), Inc. has caused this certificate to be signed by its President and Secretary this 2nd day of June, 2000.



                                                    /s/ Steven M. Bauman
                                             -----------------------------------
                                             Steven M. Bauman, President


                                                    /s/ Stanley E. Kazmierczak
                                             -----------------------------------
                                             Stanley E.  Kazmierczak, Secretary